Exhibit 99.2

LONE PINE RESOURCES INC.
SUITE 1100, 640 - 5TH AVENUE SW
CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Year-End 2011 NI 51-101 Reserves

CALGARY, ALBERTA, March 22, 2012 – Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced the Company’s year-end 2011 estimated proved and probable reserves determined in accordance with Canadian National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook, as evaluated by the Company’s independent qualified reserves evaluators, DeGolyer and MacNaughton (“D&M”). Selected highlights from the year-end 2011 reserves, which are presented on a “company gross” basis, include:

•                  Total estimated proved plus probable reserves of 112.1 MMboe, a 4% increase from 108.2 MMboe at December 31, 2010

•                  Total estimated proved plus probable reserves of oil and NGLs of 38.4 MMboe, a 57% increase from 24.4 MMboe at December 31, 2010

•                  Total estimated proved plus probable reserves associated with the Company’s Evi light oil property increased by 70% to 35.1 MMboe

•                  Approximately 59% of proved plus probable reserves are classified as proved and 34% are oil and NGLs

•                  Total estimated proved plus probable reserve life index of 18.3 years based on 2011 average daily working interest sales volumes of 16,823 boe/d

•                  Replaced 163% of 2011 annual production on a proved plus probable basis

•                  Year-end net asset value of $12.18 per share

All measures of proved and probable reserves and related future net revenue set forth in this news release are estimates and are based upon a report prepared by D&M evaluating the Company’s crude oil, natural gas and natural gas liquids reserves as at an effective date of December 31, 2011 in accordance with NI 51-101 (the “D&M Report”). The estimates are based on forecast prices and costs, using D&M’s commodity price forecast as of December 31, 2011 and assuming inflation with respect to future operating and capital costs, all in accordance with NI 51-101.

Unless otherwise stated, all reserves estimates disclosed herein are expressed on a “company gross” basis, representing Lone Pine’s working interest share before deduction of royalties. Further information regarding the Company’s reserves and other information regarding its oil and gas activities is contained in the Statement of Reserves Data and Other Oil and Gas Information and related reports under NI 51-101 that Lone Pine will file with securities regulatory authorities in Canada, copies of which will be available on SEDAR at www.sedar.com and on the Company’s website at www.lonepineresources.com.

Lone Pine has previously reported its estimated proved reserves as of December 31, 2011 prepared in accordance with U.S. Securities and Exchange Commission (“SEC”) rules and disclosure requirements of the U.S. Financial Accounting Standards Board (“FASB”).  The differences between Lone Pine’s reserves estimates prepared in accordance with NI 51-101 and estimates prepared in accordance with SEC and FASB rules and requirements may be material. See “Disclosure of Reserves Information”.

Corporate Reserves Information

Reserves Summary

Lone Pine’s total estimated proved plus probable reserves increased by 4% in 2011 to 112.1 MMboe and estimated proved reserves increased by 2% in 2011 to 66.1 MMboe. The following table provides summary estimated reserves information as of December 31, 2011 based upon the D&M Report.

	Light &
	Medium Oil	Heavy Oil	NGLs	Natural Gas	Total	% of
	(Mbbl)	(Mbbl)	(Mbbl)	(MMcf)	(Mboe)	P+P
Proved Developed Producing	6,946	432	1,371	172,068	37,427	33%
Proved Developed Non-Producing	1,119	0	182	17,027	4,139	4%
Proved Undeveloped	10,218	0	248	84,328	24,521	22%
Total Proved Reserves	18,283	432	1,801	273,423	66,087	59%
Probable	17,472	214	168	168,964	46,015	41%
Total Proved plus Probable Reserves	35,755	646	1,969	442,387	112,101	100%

Note: Columns may not add due to rounding.

Reserves Values

The estimated net present value of before tax future net revenues associated with Lone Pine’s reserves as of December 31, 2011 and based on D&M’s future commodity price forecasts as at that date are summarized below.

	Before Income Taxes - Discounted at (% / year)
($ millions)	0%	8%	10%	15%	20%
Proved Developed Producing	$1,187	$835	$646	$532	$456
Proved Developed Non-Producing	156	100	72	55	45
Proved Undeveloped	755	425	255	158	95
Total Proved	$2,098	$1,360	$974	$745	$596
Probable	1,416	711	378	203	105
Total Proved plus Probable	$3,514	$2,071	$1,352	$948	$702

Note: Columns may not add due to rounding.

Price Forecast

The following table sets forth D&M’s principal escalated commodity price forecasts and inflation assumptions as of December 31, 2011, which were used in the D&M Report.

		Edmonton	NYMEX
	WTI @	Oil Price	Henry Hub	AECO	Inflation
	Cushing	D2S2	Reference	Border	Rate
	(US$/bbl)	(CDN$/bbl)	(US$/Mcf)	(CDN$/Mcf)	(%)
2012	$99.00	$100.73	$3.90	$3.47	0.0%
2013	99.96	101.70	4.42	3.99	2.0%
2014	103.00	104.80	4.93	4.50	2.0%
2015	106.12	107.98	5.45	5.01	2.0%
2016	108.24	110.14	5.96	5.53	2.0%
2017	110.41	112.34	6.48	6.04	2.0%
2018	112.62	114.59	6.71	6.26	2.0%
2019	114.87	116.88	6.94	6.50	2.0%
2020	117.17	119.22	7.18	6.74	2.0%
2021	119.51	121.60	7.44	6.99	2.0%
2022	121.90	124.03	7.70	7.25	2.0%
2023	124.34	126.51	7.97	7.52	2.0%
Thereafter	Escalation rate of 2.0%

Reserve Reconciliation

The following reconciliation of Lone Pine’s reserves compares changes in the Company’s estimated reserves as at December 31, 2010 to its estimated reserves as at December 31, 2011, based on the D&M Report.

	Light & Medium		Heavy Oil		Natural Gas Liquids		Natural Gas		Barrels of Oil
	Oil (Mbbls)		(Mbbls)		(Mbbls)		(MMcf)		Equivalent (Mboe)
		Proved +		Proved +		Proved +		Proved +		Proved +
	Proved	Probable	Proved	Probable	Proved	Probable	Proved	Probable	Proved	Probable
Balance at December 31, 2010	15,604	21,470	1,012	1,012	1,582	1,948	280,125	502,700	64,885	108,213
Extensions	181	181	0	0	27	27	17,557	118,744	3,134	19,998
Infill Drilling	2,408	14,337	0	212	117	275	5,256	19,734	3,401	18,113
Technical Revisions	1,139	815	(400)	(399)	192	(164)	(52,921)	(234,382)	(7,890)	(38,811)
Discoveries	24	24	0	0	0	0	380	380	88	88
Acquisitions	0	0	0	0	0	0	51,661	63,846	8,610	10,641
Production	(1,073)	(1,073)	(179)	(179)	(116)	(116)	(28,635)	(28,635)	(6,141)	(6,141)
Balance at December 31, 2011	18,283	35,755	432	646	1,801	1,969	273,423	442,387	66,087	112,101

Note: Columns may not add due to rounding.

In 2011, Lone Pine had 234 Bcf of proved plus probable natural gas reserve technical revisions. The majority of the natural gas technical revisions were dueto slowing the planned pace of development of the Company’s natural gas assets over the next five years given the outlook for natural gas prices. Partially offsetting this decrease was an increase in light and medium oil proved plus probable reserves attributable to successful drilling efforts at Evi in 2011.

Net Asset Value

The following table provides a calculation of Lone Pine’s estimated net asset value at December 31, 2011 based on the estimated net present value of future net revenues associated with Lone Pine’s estimated proved plus probable reserves, before income taxes and discounted at 10%, as presented in the D&M Report and including Lone Pine’s book value of undeveloped land and net debt.

	($MM)	Per Share(1)
Proved plus Probable Reserves (PV10)	$1,352	$15.91
Undeveloped Acreage	63	0.74
Net Debt(2)	(379)	(4.46)
Net Asset Value	$1,036	$12.18

(1)          Based on 85,026,202 shares of Lone Pine common stock outstanding at December 31, 2011.

(2)          Long-term debt net of working capital excluding unrealized derivative gains.

Important Note: All dollar figures contained in this press release are in Canadian dollars, unless otherwise specified.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and natural gas. These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and  services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in the registration statement that Lone Pine filed with the SEC and the final prospectuses dated May 25, 2011 that Lone Pine filed with the SEC and securities regulatory authorities in Canada, the Annual Report on Form 10-K for the year ended December 31, 2011 to be filed by Lone Pine with the SEC and with Canadian securities regulators and the other reports that Lone Pine files with the SEC and with Canadian securities regulators. Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

Units of Equivalency

This news release discloses certain information on an “equivalency” basis with natural gas quantities converted to boe (barrel of oil equivalent) based on a conversion ratio of one barrel (bbl) of liquids to six thousand cubic feet (Mcf) of natural gas. Units of equivalency such as boe may be misleading, particularly if used in isolation. A boe conversion ratio of one bbl of crude oil or NGLs to six Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.  Although this conversion ratio is an industry accepted norm, it is not reflective of price or market value differentials between product types.

Disclosure of Reserves Information

All estimates of proved reserves and related future net revenue disclosed in this news release have been prepared in accordance with NI 51-101. Estimates of reserves and future net revenue made in accordance with NI 51-101 will differ from corresponding estimates prepared in accordance with applicable SEC rules and disclosure requirements of FASB, and those differences may be material.  NI 51-101, for example, requires disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas SEC and FASB standards require that reserves and related future net revenue be estimated using constant prices and costs (with prices based on a historical 12-month average price for periods ending on or after December 31, 2009 and the year-end spot price for prior periods). In addition, NI 51-101 permits the presentation of reserves estimates on a “company gross” basis, representing Lone Pine’s working interest share before deduction of royalties, whereas SEC and FASB standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the Canadian Oil and Gas Evaluation Handbook, and those applicable under SEC and FASB requirements. Further information regarding the principal differences between the methodology and other requirements applicable under NI 51-101 and those applicable under corresponding U.S. standards is contained in the Statement of Reserves Data and Other Oil and Gas Information under NI 51-101 that Lone Pine will file with securities regulatory authorities in Canada, copies of which will be available on SEDAR at www.sedar.com and on the Company’s website at www.lonepineresources.com.

In addition to being a reporting issuer in certain Canadian jurisdictions, Lone Pine is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with U.S. federal securities law and applicable SEC rules and regulations (collectively, “SEC requirements”). Disclosure of such information in accordance with SEC requirements is included in the Company’s Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities.  The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms. Lone Pine has disclosed only estimated proved reserves in its filings with the SEC. In addition, Lone Pine prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company’s oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.

It should not be assumed that the estimates of future net revenues contained herein represent the fair market value of the Company’s reserves. There is no assurance that the forecast prices and cost assumptions applied by D&M in evaluating the reserves of Lone Pine will be attained, and variances could be material. The reserves estimates attributed to the Company’s properties are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual crude oil, natural gas and NGL reserves may be greater than or less than the estimates provided herein, and the difference may be material.

The determination of oil and gas reserves involves estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner. The preparation of estimates is subject to an inherent degree of associated risk and uncertainty, including many factors that are beyond our control.  The estimation and classification of reserves is a complex process involving the application of professional judgment combined with geological and engineering knowledge to assess whether specific classification criteria have been satisfied.  It requires significant judgments and decisions based on available geological, geophysical, engineering and economic data as well as forecasts of commodity prices and anticipated costs.  The accuracy of any reserves estimate is a function of the quality of available data and its interpretation, and estimates by different reserves engineers often vary, sometimes significantly. As circumstances change and additional data becomes available, whether through the results of drilling, testing and production or from economic factors such as changes in product prices or development and production expenses, reserves estimates also change.  Revisions may be positive or negative.  Oil and gas quantities ultimately recovered will vary from reserves estimates.

Reserve Life Index and Reserves Replacement Ratio

Lone Pine’s estimated proved plus probable reserve life index of 18.3 years, as disclosed in this news release, was calculated by dividing the Company’s estimated proved plus probable reserves of 112,101 Mboe (gross) as of December 31, 2011, by its total 2011 production of 6,141 Mboe (gross).

Lone Pine’s reserves replacement ratio of 163% of 2011 annual production on a proved plus probable basis, as disclosed in this news release, was calculated by dividing the year-over-year increase in the Company’s estimated proved plus probable reserves from December 31, 2010 to December 31, 2011, before giving effect to 2011 annual production, of 10,029 Mboe (gross), by its total 2011 production of 6,141 Mboe (gross).

*****

Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada. Lone Pine’s reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000